Exhibit 10.1

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AGREEMENT OF LEASE

Between

ROZA 14W LLC,

Landlord,

and

DIPEXIUM PHARMACEUTICALS, INC.

Tenant,

Dated: March 1, 2016

PREMISES:

14 Wall Street

Suite 3D

New York, New York 10005

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AGREEMENT OF LEASE, made as of this 1st day of March 2016, by and between the Landlord and Owner, ROZA 14W LLC, a Delaware limited liability company, having an office at 14 Wall Street, 17th Floor, New York, New York 10005 (hereinafter referred to as “Landlord”) and the Tenant, DIPEXIUM PHARMACEUTICALS, INC., a foreign business corporation, having an office at 61 Broadway, 19th Floor , New York, New York 10006  (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the “Building”) known as 14 Wall Street, New York, New York 10005, the following space: Suite 3D on the third (3rd) floor of the Building as shown on the plan annexed hereto as Schedule A (which space is hereinafter referred to as the “Demised Premises”); for a term of five (5) years and five (5) months, which shall commence March 1, 2016, (the “Commencement Date”), and shall terminate on July 31, 2021 (such date on which the term of the Lease expires is hereinafter referred to as the “Expiration Date”) or until such term shall sooner cease and terminate as hereinafter provided.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

ARTICLE 1 - RENT

1.01                        Tenant shall pay to Landlord fixed annual rent (hereinafter referred to as “fixed annual rent”) at the rate listed in the schedule below:

Period	Annual Rent	Monthly Rent
3/1/16 – 2/28/17	$210,252.00	$17,521.00
3/1/17 – 2/28/18	$216,559.56	$18,046.63
3/1/18 – 2/28/19	$223,056.34	$18,588.03
3/1/19 – 2/29/20	$229,748.03	$19,145.67
3/1/20 – 2/28/21	$236,640.47	$19,720.04
3/1/21 – 7/31/21	$243,739.68	$20,311.64

Notwithstanding anything to the contrary contained in Article 1.01 above, so long as Tenant is not in default under this Lease, the Fixed Annual Rent payable hereunder shall be fully abated for the first month of this Lease (i.e. March 2016) (the “Abatement Period”).  Notwithstanding the foregoing, Tenant shall be responsible for all additional rent (including, but not limited to electricity) during the Abatement Period.  The date that falls upon the expiration of the Abatement Period shall be hereinafter defined as the “Rent Commencement Date”.

Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term.  The first month’s installment of fixed annual rent due under this Lease shall be paid by Tenant upon the expiration of the Abatement Period.  Should the Rent Commencement Date occur on any date other than the first day of a month, then the first monthly installment of Fixed Annual Rent which becomes due for the month in which the Rent Commencement Date occurs, prorated to the end of such calendar month, shall be payable on the Rent Commencement Date and the payment made by Tenant on the expiration of the Abatement Period  shall be applied to the monthly installment of Fixed Annual Rent due for the month immediately subsequent thereto.

1.02                        If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of 5 business days after such installment or payment shall have become due, (i) Tenant shall pay to Landlord a late payment charge of 5% of the amount and (ii) Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof.  Such late payment charges and interest shall be deemed additional rent.

1.03                        Notwithstanding the foregoing, during any rent Abatement Periods, Tenant shall not be relieved of its obligation to pay any additional rent (including electricity charges as set forth in Article 4) with respect to such Abatement Period.

1.04                        All items or installments of Rent, Additional Rent, and other charges due hereunder shall be made payable to Roza 14W LLC and mailed to its office at 14 Wall Street, 17th Floor, New York, New York 10005.  Landlord may designate such other place for payment of rent and other correspondence.

ARTICLE 2 - PREPARATION OF THE DEMISED PREMISES

2.01                        Tenant acknowledges that Tenant has inspected the Demised Premises and is fully acquainted with the Demised Premises and the condition thereof and agrees to accept the Demised Premises absolutely “as is” in their condition and state of repair existing as of the date hereof, subject to removal by the existing tenant or occupant, if any, and further agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Demised Premises for Tenant’s occupancy, except as provided herein.  Except as otherwise specified in this Lease, Tenant acknowledges that Landlord, its agents and/or employees have not made, do not make, and specifically negate and disclaim any representations, warranties, promises, covenants, agreements, or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, as to, concerning, or with respect to (i) the value, nature, quality, or physical condition of the Demised Premises or the building in which the Demised Premises is located, including, without limitation, water, air, soil, and/or geological conditions; (ii) the expenses of operation and/or income to be derived from the Demised Premises; (iii) the certificate of occupancy, zoning laws and/or use restrictions relating to or affecting the Demised Premises and/or the suitability of the Demised Premises for any particular use or purpose; (iv) the compliance of or by the Demised Premises and/or its operation with any laws, rules, ordinances or regulations of any applicable governmental or quasi-governmental authorities; (v) the manner or quality of the construction of the Demised Premises and/or any materials incorporated into or affixed to the Demised Premises; (vi) the manner, quality, state of repair or lack of repair of the Demised Premises; or (vii) any other manner or thing affecting or related to the Demised Premises with any environmental protection, pollution, hazardous materials, or land use laws, rules, regulations, orders or requirements.  Tenant further acknowledges that no rights, easements or licenses have been granted to or otherwise acquired by Tenant by implication or otherwise, except as may be expressly set forth in this Lease, and that the signing of this Lease shall be conclusive evidence that the Demised Premises are in good and satisfactory condition.  Landlord shall have access to the Demised Premises, after Tenant takes possession, without any diminution of rent and or additional rent, to remove certain fixtures from the Demised Premises.  Landlord shall, whenever possible, access the Demised Premises in a manner that is least disruptive to Tenant’s business.  Any fixtures at Landlord’s sole discretion may be left in the Demised Premises, and tenant hereby takes the Demised Premises subject to all fixtures left in the Demised Premises.

2.02                        Landlord shall not be obligated to do any work in the Demised Premises.

ARTICLE 3 - ADJUSTMENTS OF RENT

3.01                        For the purposes of this Article 3, the following definitions shall apply:

(a)                                 The term “Base Tax” shall be deemed to mean the amount of Taxes (as hereinafter defined) for the 2016/2017 fiscal year.

(b)                                 The term “Tenant’s Tax Proportionate Share” shall be deemed to mean 0.558%.

(c)                                  The term “Taxes” shall mean all real estate taxes, assessments, governmental levies, business improvement district charges and assessments, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Building, the parcel of Land upon which it is erected (herein called, the “Land”) and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof.  If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes”.

(d)                                 The term “Tax Year” shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(e)                                  The term “Escalation Statement” shall mean a statement furnished by the Landlord to Tenant and reasonably determined by Landlord that shall set forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 3.

3.02                        A.                                    Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as “Tenant’s Tax Payment”) equal to Tenant’s Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceeds the Base Tax.  Tenant’s Tax Payment for each Tax Year shall be due and payable in monthly installments, in advance, on the first day of each month beginning at least six months prior to the commencement of each Tax Year, based upon an Escalation Statement furnished by Landlord.  If an Escalation Statement is issued before Taxes for the Tax Year involved have been finally established Landlord may base Tenant’s Tax Payment set forth therein upon its reasonable estimates or, after receipt of tax bills for any Tax Year, upon payments required by such tax bills.  If an Escalation Statement is furnished to Tenant after the commencement of the period over which payments are to be made for the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.02 the amount of Tenant’s overpayment.  If there shall be any increase in Taxes for any Tax Year, whether prior to, during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence.  If during the term of this Lease, taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee.  The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

B.                                    If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.02.

C.                                    If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.02, Tenant’s Tax Proportionate Share of the refund (after deducting all costs incurred by Landlord to obtain such refund which have not been previously recovered); but not to exceed Tenant’s Tax Payment paid for such Tax Year.  If such refund is 1) made during the year of the Expiration Date; 2) not fully recouped by crediting; or 3) for a period covered by this tenancy after the Expiration Date, Landlord shall pay such proportionate amount as may be due Tenant as a result of such refund.

D.                                    If the Base Tax is reduced as a result of a certiorari proceeding or otherwise Landlord shall adjust the amounts previously paid by Tenant pursuant to the provisions of Section 3.02 hereof, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

3.03                        Tenant shall pay to the appropriate taxing authority occupancy tax on all rental subject thereto (including occupancy tax on prepaid rent paid pursuant to Section 1.01 hereof).  Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

3.04                        In the event that the Commencement Date shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then in such event in applying the provisions of this Article 3 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

3.05                        Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

3.06                        In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the termination of this Lease.

3.07                        Landlord’s failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year.  Landlord agrees to make a good faith effort to render each Escalation Statement in a timely manner.

3.08                        Each Escalation Statement shall be conclusive and binding upon Tenant unless within fifteen (15) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect.  Any dispute relating to any Escalation Statement, not resolved within ninety (90) days after the giving of such Escalation Statement, may be submitted to arbitration by either party pursuant to Article 34 hereof.  Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant’s position.

3.09                        If Landlord shall pay or incur any reasonable costs or expenses (including without limitation the fees and disbursements of attorneys, third party consultants, experts and others) in contesting any Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) or in connection with any challenge to the assessed valuation of all or part of the Building or the parcel of land on which the Building is constructed (the “Land”) or otherwise in connection with any endeavor to lower the Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) then, within twenty (20) days after request by Landlord, Tenant shall pay to Landlord Tenant’s Tax Proportionate Share of the aggregate amounts of such costs and expenses so paid or incurred by Landlord Upon receipt of any refund resulting from any proceeding for which Tenant has paid Tenant’s proportionate share of Taxes and of Landlord’s costs, Landlord shall re-compute the Base Tax going forward as well as recomputed the amount that would have been due from Tenant (after subtracting the refund) and pay to Tenant the amount by which the Taxes originally paid by Tenant exceed the recomputed amount.

ARTICLE 4 - ELECTRICITY

4.01                        Tenant shall pay as its electricity charge hereunder the sum of $16,269.50 per annum (the “Base Charge”) which shall be payable in equal monthly installments of $1,355.79 together with the Tenant’s payments of fixed annual rent hereunder on the first day of each calendar month.  In the event Landlord’s consultant shall determine that Tenant’s electricity charge should exceed the Base Charge, Tenant’s Base Charge shall be adjusted retroactively at such time as Landlord’s electrical consultant’s determination is made.

4.02                        Tenant’s use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

4.03                        Intentionally deleted prior to execution.

4.04                        In the event Landlord’s consultant shall determine that Tenant’s electricity charge should exceed the Base Charge, Tenant’s Base Charge shall be adjusted by providing Tenant at least 30 days

prior written notice of such adjustment and the reasoning for such adjustment.   Tenant shall permit Landlord’s electrical consultant to make surveys in the Demised Premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein.

4.05                        Any determination made by Landlord’s electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant unless Tenant disputes such determination as hereinafter provided.  Tenant shall have the right to give a notice (the “Dispute Notice”) to Landlord, within fifteen (15) days after the date it is notified of any determination by Landlord’s electrical consultant, that (i) Tenant has engaged its own electrical consultant (“Tenant’s electrical consultant”) to verify the determination of Landlord’s electrical consultant.  If Tenant’s electrical consultant and Landlord’s electrical consultant cannot agree within five (5) days after the Dispute Notice, if any, is given on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, may submit the issue to arbitration in accordance with the provisions of Article 34 of this Lease, the reasonable cost of any such arbitration (but not the fees and expenses of Landlord’s attorneys) to be borne solely by Tenant in the event such dispute relates to a determination with respect to electricity provided to a portion of the Building other than the Demised Premises.  While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord’s electrical consultant’s determination were correct without prejudice to Tenant’s position.  In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within ten (10) days after such determination is made.  If the full amount of any overpayment cannot be credited against future rents for any reason, to the extent such overpayment is not credited, landlord will pay Tenant directly.

ARTICLE 5 - USE

5.01                        The Demised Premises shall be used solely as and for executive and general offices, and for no other purpose.

5.02                        Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.  Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

5.03                        Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building.  “Hazardous Materials”, as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of “hazardous substances”, “hazardous wastes”, hazardous materials”, “toxic substances”, “contaminants” or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation.  In the event of a violation of any of the foregoing provisions of this Section, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action reasonably deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, within five (5) days after demand therefor, as additional rent.

5.04                        It is expressly understood that no portion of the Demised Premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing) dealing with the general public on an off-the-street basis, or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, clinic, hospital or other medical facility, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is either (x) real estate brokerage, or (y) renting office or desk space or (z) the design, manufacture or sale of jewelry or precious or semi-precious stones or other jewelry related materials.

ARTICLE 6 - ALTERATIONS AND INSTALLATIONS

6.01                        Tenant shall make no alterations, installations, additions or improvements in or to the Demised Premises without Landlord’s prior written consent and then only by contractors or mechanics first approved by Landlord (except cosmetic alterations that are under the amount of $5,000.00).  Any Tenant’s work in the Demised Premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord.  Tenant shall reimburse Landlord promptly upon demand for any reasonable costs and expenses incurred by Landlord in connection with its review of such Tenant’s plans and specifications by architects, engineers and/or consultants engaged by it for that purpose.  All such work, alterations, installations, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate.  Prior to commencement of such work and/or during the progress thereof and as Tenant makes payment therefor, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic’s or other liens on the real property in which the Demised Premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such work.  Tenant shall also provide at Landlord’s request such reasonable financial security as Landlord shall require to guarantee completion of Tenant’s work and payment of all contractors and suppliers utilized in connection therewith.

6.02                        All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the Demised Premises and in accordance with Landlord’s Rules and Regulations for Alterations (See Schedule C) as the same may be in effect from time to time.

6.03                        With respect to alteration or improvement work costing more than $10,000.00, Tenant agrees to pay to Landlord or its managing agent, as additional rent, promptly upon being billed therefor, a sum equal the actual and reasonable costs for Landlord’s indirect costs, field supervision and coordination in connection with such work; which said work shall include Landlord’s Work as defined herein.

6.04                        Tenant shall keep the Building and the Demised Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Demised Premises on Tenant’s behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with other tenants or occupants of the Building.

6.05                        Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of: (i) workmen’s compensation insurance covering all persons employed for such work; and (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees, its mortgagees, and Tenant as insured, with coverage of at least $3,000,000.00 single limit, and such other insurance as Landlord regularly requires in connection with alterations performed by Tenants in the Building.

6.06                        Any mechanic’s lien, filed against the Demised Premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

6.07                        During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

6.08                        All alterations, installations, additions and improvements made and installed by Landlord to prepare the Demised Premises for Tenant’s occupancy or by Tenant, or at Tenant’s expense, upon or in the Demised Premises which are of a permanent nature and which cannot be removed without damage to the Demised Premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to one (1) month prior to the expiration of the term of the Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice, Tenant will, at Tenant’s own cost and expense, remove the same in accordance with such request, and restore the Demised Premises to its original condition, ordinary wear and tear and casualty excepted.

6.09                        Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, movable partitions, metal railings, closets, paneling, lighting fixtures and equipment, drinking fountains, refrigeration and air-handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease.  In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove.  If, within forty-five (45) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request.  As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

6.10                        If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in this Article 6 are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant.  In case of any damage to the Demised Premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s cost in repairing such damage.  This obligation shall survive any termination of this Lease.

ARTICLE 7 - REPAIRS

7.01                        Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in good working order and condition, reasonable wear and tear excepted.  Tenant shall not be obligated to make any structural repairs to the Demised Premises.

7.02                        Landlord shall take good care of the Building, including but not limited to all heating, electrical and plumbing systems servicing the Demised Premises, structural components, and the roof and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in good working order and condition, reasonable wear and tear excepted.

7.03                        Tenant’s Repairs shall be performed in a competent, professional, and workmanlike manner in accordance with all applicable laws, codes, rules and regulations and shall be performed at Tenant’s sole cost and expense.  Tenant shall make Tenant’s Repairs promptly and with all reasonable diligence as and when same become necessary or appropriate.  Without limiting the foregoing, Tenant shall perform Tenant’s Repairs promptly after written notice which may be given by Landlord to Tenant (but without creating any obligation on the part of Landlord to give any such notice).  All contractors and/or subcontractors performing any of the Tenant’s Repairs or other repairs required under this Lease shall be required to maintain policies of workers’ compensation and employer’s/contractor’s liability insurance and shall name Landlord and Tenant as additional insured on all liability insurance policies and evidence of all liability and workers’ compensation insurance policies shall be furnished to Landlord prior to the commencement of any Tenant’s Repairs by any such contractors and/or subcontractors and at any other times upon demand by Landlord.  All work shall be performed by licensed contractors and/or subcontractors reasonably acceptable to Landlord pursuant to plans and specifications prepared by licensed architects and/or engineers reasonably acceptable to Landlord (as applicable for the work being performed).

7.04                        Tenant shall be charged as Additional Rent for any expenses Landlord may incur as a result of any such occurrence in the event Tenant fails to make the required repairs after notice and the passage of the applicable cure period.

7.05                        Tenant shall be solely liable for any accident arising out of the disrepair or neglect in the maintenance, operation and/or control of the Demised Premises except for Landlord’s negligence or gross misconduct.

7.06                        If, in an emergency, it becomes necessary to make prompt repairs, Landlord may enter the Demised Premises and make all necessary repairs and/or replacements.  If said repairs or replacements are occasioned by the acts of the Tenant, Tenant shall reimburse Landlord, as Additional Rent, for the cost of making same within fifteen (15) days after Landlord renders a bill therefore.

7.07                        Tenant shall only install and use customary office equipment and shall first obtain Landlord’s written approval in the event that Tenant intends on using  “non-customary” equipment.

7.08                        Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat.  The parties hereto recognize that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises.  Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

7.09                        Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances or equipment thereof.

ARTICLE 8 - REQUIREMENTS OF LAW

8.01                        Tenant at Tenant’s expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant which arise from Tenant’s use or occupation of the Demised Premises, except if contributed by Landlord’s acts or omissions.

8.02                        Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

(a)                                 such noncompliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

(b)                                 such noncompliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

(c)                                  Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such noncompliance; and

(d)         Tenant shall promptly and diligently prosecute such contest.

Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

ARTICLE 9 - ADJACENT EXCAVATION; SHORING

9.01                        If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purposes of doing such work as shall be necessary to preserve the wall of or the Building of which the Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 10 - INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

10.01                 Tenant shall not do or permit to be done any act or thing upon the Demised Premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the Demised Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Demised Premises; but nothing in this Section 10.01 shall prevent Tenant’s use of the Demised Premises for the purposes stated in Article 5 hereof.

10.02                 If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, then in addition to any other remedies which Landlord has hereunder for any such violations of the terms of this Lease, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “makeup” of rates for the Building or Demised Premises issued by the body making fire insurance rates for the Demised Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Demised Premises.

10.03                 Unless arising out of negligence, willful acts or willful omissions of Landlord or its agents, neither the Landlord nor its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.

10.04                 Unless arising out of negligence, willful acts or willful omissions of Landlord or its agents neither the Landlord nor its agents shall  be liable for any damage which Tenant may sustain, if at any time any window of the Demised Premises is broken or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord’s arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant’s obligations under this Lease, nor shall the same constitute an eviction.

10.05                 Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the Demised Premises.  Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant’s own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 10.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

10.06                 Tenant shall give Landlord notice in case of fire or accidents in the Demised Premises promptly after Tenant is aware of such event.

10.07                 Tenant agrees to look solely to Landlord’s estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the Demised Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord and no property of any partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

10.08                 A.                                    Landlord agrees that, if obtainable, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.  But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

B.                                    Tenant agrees to include, if obtainable, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and any tenant of space in the Building which provides a comparable waiver to Tenant with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.  But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

C.                                    Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees.  Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of full recovery which it might otherwise have against Landlord, its servants, agents and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 10.08(c) for loss or damage to, Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that the same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

D.                                    Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 10.08(a) and (b) hereof cannot be obtained.  Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

10.09                 Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof (i) comprehensive general liability insurance policy including products, completed operations covering bodily injury and property damage liability, personal injury and advertising liability, fire legal liability all in connection with the use, occupancy or condition of the Demised Premises and the Building and contractual liability coverage (covering the liability of Tenant to Landlord by virtue of the indemnity pursuant to Article 35 hereof) in amounts not less than:

$5,000,000, general aggregate per location

$5,000,000, per occurrence for bodily injury and property damage

$5,000,000, personal and advertising injury

$1,000,000, fire legal liability

The above limits can be provided by the combination of general liability coverage and umbrella liability coverage.  Such insurance is to be primary insurance, notwithstanding any insurance maintained by the indemnified parties.  Landlord reserves the right to require from time to time, that the above limits be increased by reasonable amounts.  With respect to the above insurance, Landlord shall receive, at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration of any such policy(ies), a certificate indicating the aforesaid coverage and including the Landlord, its designees and its mortgagees as additional insureds.  Such certificate is to contain provisions that obligate the insurer to notify Landlord, thirty (30) days in advance, in the event of cancellation, non-renewal or material change of the coverage.  Such insurance is to be written by an insurance company or companies satisfactory to Landlord and with a Best’s rating of at least A-, X and (ii) “All Risk” property insurance, including the perils of sprinkler leakage, water damage, flood, burglary and collapse, covering the property of Tenant, in an amount equivalent to the insurable value of said property, defined as the “cost to replace or reconstruct new without deduction for physical depreciation.”  With respect to the above insurance, the Landlord shall receive, at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to expiration of any such policy, a certificate indicating the aforesaid coverage.  Such certificate is to contain provisions that obligate the insurer to notify Landlord, thirty (30) days in advance, in the event of cancellation, non-renewal or material change of the coverage.  Such insurance is to be written by an insurance company or companies satisfactory to Landlord and with a Best’s rating of at least A-, X.  If Landlord requests the same, Tenant shall, within ten (10) days of any such request, furnish to Landlord a certified copy of the policy(ies) requested by Landlord.

ARTICLE 11 — CERTIFICATE OF OCCUPANCY

11.01                 Tenant shall not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building.

ARTICLE 12 - DAMAGE BY FIRE OR OTHER CAUSE AND/OR CONDEMNATION

12.01                 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense (without limiting the right of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s property.

12.02                 If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, all rents allocable to such portion of the Demised Premises shall be payable by Tenant from the date of such occupancy.

12.03                 If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) per cent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty.  In case of any damage or destruction mentioned in this Article 12, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within six (6) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control.

12.04                 In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents hereunder shall be abated in an amount thereof apportioned according to the area of the Demised

Premises so condemned or taken.  In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the Demised Premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, Tenant may, at Tenant’s option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under this Lease shall be abated to the extent hereinbefore provided in this Article 12.  In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Demised Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

12.05                 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises of the Building pursuant to this Article 12.

12.06                 In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

12.07                 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

12.08                 It is expressly understood and agreed that the provisions of this Article 12 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

12.09                 In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

12.10                 In the event any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 12, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under this Lease shall be adjusted in the same manner as is provided in Section 12.04 according to the reduction in rentable area of the Demised Premises resulting from such taking.

12.11                 Landlord will not carry separate insurance of any kind on Tenant’s property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.  Tenant shall maintain insurance on Tenant’s property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

ARTICLE 13 - ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

13.01                 Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 13.  For purposes of this Article 13, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the “over-the-counter market” or through any recognized stock exchange, other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 13, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.  In no event shall any subtenant further sublet the space demised to it or assign its sublease without Landlord’s prior consent.  Tenant shall pay to Landlord on demand, as additional rent with each request for its consent, Landlord’s actual and reasonable costs in responding to and approving Tenant’s requested consent.

13.02                 The provisions of Section 13.01 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant’s assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee after giving effect to such merger or sale of assets has a net worth at least equal to or in excess of the greater of (i) the net worth of Tenant immediately prior to such merger or transfer or (ii) the net worth of Tenant as of the date hereof) or, if Tenant is a partnership, with a successor partnership.

13.03                 Any assignment or transfer, whether made with Landlord’s consent as required by Section 13.01 or without Landlord’s consent pursuant to Section 13.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 13.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future.  Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

13.04                 The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant’s part to be performed under this Lease, and Tenant shall continue liable hereunder.  If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 13.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made.  To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

13.05                 Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the Demised Premises for substantially the remainder of the term of this Lease, provided:

(a)         Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant’s or assignee’s business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

(b)         The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

(c)          The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Demised Premises are located and do not violate any negative covenant as to use contained in this Lease and will not violate any negative covenant as to use contained in any other lease of space in the Building about which Tenant has been informed following its request to Landlord for such information;

(d)         The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the twelve (12) months immediately preceding Tenant’s request for Landlord’s consent;

(e)          All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

(f)           Each sublease shall specifically state that (i) it is subject to all the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance;

(g)          Tenant shall together with requesting Landlord’s consent hereunder, have paid Landlord any costs incurred by Landlord to review the proposed assignment or subletting including attorneys fees incurred by Landlord which sum shall be payable regardless whether Landlord grants or withholds its approval or exercises its rights pursuant to Section 13.06 hereof;

(h)         Tenant shall have complied with the provisions in Section 13.06 and Landlord shall not have made any of the elections provided for in Section 13.06;

(i)             The proposed subtenant or assignee is not (i) a bank trust company, safe deposit business, savings and loan association or loan company; (ii) an employment or recruitment agency; (iii) a school, college, university or educational institution whether or not for profit; (iv) a government or any subdivision or agency thereof; (v) an entity engaged in the business of providing office space within the Demised Premises for occupancy by others;

(j)            Tenant shall have granted to Landlord or its leasing agent, at Landlord’s election, the exclusive right to sublease the Demised Premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease as the case may be;

(k)         The proposed assignment shall be for a consideration which represents the fair market value of the leasehold being transferred thereby or the proposed subletting shall be at a rental rate which reflects the fair market rental value of the space being demised thereunder and in no event shall Tenant advertise or list with brokers at a rental rate less than that at which Landlord is offering to lease comparable space in the Building;

(l)             In the case of a subletting of a portion of the Demised Premises, the portion of so sublet shall be regular in shape and suitable for normal renting purposes and provided that at no time shall the Demised Premises be occupied by more than two (2) entities (including Tenant).

13.06                 (a)                                 Should Tenant agree to assign this Lease, other than by an assignment contemplated by Section 13.02, Tenant shall as soon as that agreement is consummated, but no less than four (4) months prior to the effective date of the contemplated assignment, deliver to Landlord an executed counterpart of such agreement, and all ancillary agreements with the proposed assignee, and Landlord shall than have the right to elect, by notifying Tenant within sixty (60) days of such delivery, to (i) terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease or (ii) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord’s designee if so elected by Landlord, in form reasonably satisfactory to Landlord’s counsel, an assignment which shall be effective as of such effective date.

(b)                                 In the event that this Lease shall be assigned to Landlord or Landlord’s designee or if the Demised Premises shall be sublet to Landlord or Landlord’s designee pursuant to this Section 13.06 the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

(c)                                  Should Tenant agree to sublet the Demised Premises or any portion thereof, other than by a sublease contemplated by Section 13.02, Tenant shall, as soon as that agreement is consummated, but no less than four (4) months prior to the effective date of the contemplated sublease, deliver to Landlord, an executed counterpart of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within sixty (60) days of such delivery, to (i) terminate this Lease as to the portion of the Demised Premises affected by such subletting or as to the entire Demised Premises in the case of a subletting thereof, as of such effective date, (ii) in the case of a proposed subletting of the entire Demised Premises accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord’s designee if so elected by Landlord, in form reasonably satisfactory to Landlord’s counsel, an assignment which shall be effective as of such effective date, (iii) accept a sublease from Tenant of the portion of the Demised Premises affected by such proposed subletting or the entire Demised Premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord’s designee if so elected by Landlord, for the remainder of the demised term less one day, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or (y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice.

(d)                                 If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 13.06, said sublease shall be in a form reasonably satisfactory to Landlord’s counsel and on all the terms contained in this Lease, except that:

(i)                                     The rental terms, if elected by Landlord, may be either as provided in item (x) or item (y) of subsection 13.06(c) hereof;

(ii)                                  The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the Demised Premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the Demised Premises and to provide access thereto and to core bathrooms,

(iii)                               The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant’s consent,

(iv)                              The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that subtenant may desire or authorize,

(v)                                 Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

(vi)                              Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

(vii)                           There shall be no limitation as to the use of the sublet premises by the subtenant thereunder,

(viii)                        Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance, and

(ix)                              Such sublease shall provide that Tenant’s obligations with respect to vacating the Demised Premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

(e)                                  If pursuant to the exercise of any of Landlord’s options pursuant to Section 13.06 hereof this Lease is terminated as to only a portion of the Demised Premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the Demised Premises affected by such termination.

(f)                                   If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(i)                                     in the case of an assignment, an amount equal to one-half (½) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns); and

(ii)                                  in the case of a sublease, one-half (½) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of any of foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

The sums payable under this Section 13.06(f) shall be paid to Landlord as and when paid by the subtenant or assignee to Tenant.

13.07                 Landlord’s consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply, as if the sublease or assignment had not been made.  Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.  In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the Demised Premises, shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant.

13.08                 If applicable, any profits received by the Tenant from any assignment or sublease of this Lease shall be evenly divided between the Landlord and Tenant.

ARTICLE 14 - ACCESS TO DEMISED PREMISES; CHANGES

14.01                 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the Demised Premises.  Landlord or its agents or designees (including any mortgagee or superior lessor) shall have the right, upon notice (except in the case of emergency) to Tenant or any authorized employee of Tenant at the Demised Premises, to enter the Demised Premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord’s interest in the property of which the Demised Premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord’s interest in the property, its agents or designees.  Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work.  Any notice to Tenant required pursuant to this Article may be given orally.

14.02                 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets or other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

14.03                 Landlord may, during the twelve (12) months prior to expiration of the term of this Lease, exhibit the Demised Premises to prospective tenants.  Landlord shall make a good faith effort to provide Tenant at least 24 hours advance notice of such showings.

14.04                 Landlord reserves the right to light from time to time all or any portion of the Demised Premises at night for display purposes without paying Tenant therefor.

14.05                 If Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease.

ARTICLE 15 - QUIET ENJOYMENT

15.01                 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant’s right under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) as provided in Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

ARTICLE 16 - CONDITIONS OF LIMITATION

16.01                 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of such notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 19.

16.02                 This Lease and the term and estate hereby granted are subject to further limitation as follows:

(a)                                 whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, or

(b)                                 whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

(c)                                  whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 13, or

(d)                                 whenever Tenant shall vacate or abandon the Demised Premises (unless as a result of a casualty), or

(e)                                  whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

(f)                                   whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a notice specifying the same, or

(g)                            whenever a default of the kind set forth in Subsection 16.02(a), (b), (c) or (f) hereof shall occur and if either (i) Tenant shall cure, after notice, such default within any applicable grace period or (ii) Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and if a similar default shall occur more than once within the next three hundred sixty-five (365) days, whether or not such similar default or defaults is or are cured within the applicable grace period, then in any of said cases set forth in the foregoing Subsections (a), (b), (c), (d), (e), (f) and (g) Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) business  days from the date of the service of such notice of intention and upon the expiration of said five (15) business  days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 19.

16.03                 A “Landlord Event of Default” shall occur if the Landlord defaults in the performance of any covenant, agreement or condition contained in this Lease for more than thirty (30) days after written notice of default by the Tenant, provided that if the default cannot be cured within thirty (30) days, Landlord shall not be in default so long as Landlord commences to cure the default within the thirty (30) day period and diligently proceeds to cure the default as promptly as possible. In the event of a Landlord Event of Default, Tenant shall have the right to  either (i) cure such default and deduct all reasonable expenses associated with such cure from Rent or (ii) Tenant may give to Landlord a notice of intention to end the term of this Lease at the expiration of thirty (30) business days from the date of the service of such notice of intention and upon the expiration of said thirty  (30) business  days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date.

ARTICLE 17 - RE-ENTRY BY LANDLORD; INJUNCTION

17.01                 If Tenant shall default in the payment of any installment of Fixed Annual Rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein.  The word re-enter, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the Demised Premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Annual Rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 19.

17.02                 In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

17.03                 If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Fixed Annual Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option against any damages payable by Tenant under Articles 16 and 19 or pursuant to law.

17.04                 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE 18 - WINDOWS AND GLASS

18.01                 Tenant covenants, at its own cost and expense, to replace the windows, plate glass, doors, and any fixtures or appurtenances composed of glass in the Demised Premises in case of damage caused by Tenant, its employees, agents or invitees.  If for any reason any of such glass in the Demised Premises is damaged as described above and Tenant fails to repair same within three (3) business days, Landlord may repair such glass on Tenant’s behalf and Tenant shall reimburse Landlord, as Additional Rent, for the cost of such repair within three (3)  days.  Upon the expiration of the term of this Lease, all such windows, plate glass, doors and any fixtures or appurtenances composed of glass shall belong to Landlord and shall be surrendered with the Demised Premises. Landlord shall be responsible for the cost and expense of any damages to the windows, plate glass, doors, and any fixtures or appurtenances composed of glass in the Demised Premises that are not caused by Tenant, or Tenant’s employees, agents or invitees.  Landlord shall make such repairs within five (5) business days of receiving notice of such damage. If Landlord fails to repair said damages within five (5) business days Tenant may make such repairs on Landlord’s behalf and Landlord shall credit Tenant’s next monthly rental payment in an amount of the actual cost of such repairs.

ARTICLE 19 - DAMAGES

19.01                 If this Lease is terminated under the provisions of Article 16 or any other provision of this Lease, or if Landlord shall re-enter the Demised Premises under the provisions of Article 17 or any other provision of this lease, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)                                 a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of:

(i)             the aggregate of the Fixed Annual Rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming that additional rent on account of increases in Taxes shall increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over

(ii)          the aggregate fair rental value of the Demised Premises for the same period, or

(b)                                 sums equal to the Fixed Annual Rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the Demised Premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting.

19.02                 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

ARTICLE 20 - LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

20.01                 If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums or obligations incurred, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon request.

ARTICLE 21 - SERVICES AND EQUIPMENT

21.01                 So long as Tenant is not in default under any of the covenants of this Lease beyond all applicable notice and cure periods, Landlord shall, at its cost and expense:

(a)                                 Provide necessary elevator facilities on Business Days (as hereinafter defined in Article 22) during “regular hours” (that is between the hours of 8:00 A.M. and 6:00 P.M.).  At Landlord’s option, the elevators shall be operated by automatic control or manual control, or by a combination of both of such methods.

Heat and cooling service shall be provided, as may be required for comfortable occupancy of the Demised Premises during regular hours of Business Days during the heating and cooling seasons respectively.  If Tenant shall require heat and cooling service during hours other than regular hours or on days other than Business Days (hereinafter called “After Hours”), Landlord shall furnish such After Hours heat and cooling service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand an estimated charge of $650.00 per hour.

(b)                                 Provide cleaning and janitorial services on Business Days.  Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.  Landlord, its cleaning contractor and their employees shall have After Hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord’s obligations hereunder.

21.02                 Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of emergency or for necessary repairs, alterations, replacements or improvements.

21.03                 Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

21.04                 Tenant shall have the right to access the building 24 hours a day 7 days a week, subject to Landlord’s reasonable security procedures.

21.05                 Tenant shall receive two (2) access/identification cards to the Demised Premises.  Any additional access/identification card(s) shall cost $15.00 each which shall be payable by Tenant to Landlord upon Tenant’s request for said additional access/identification card(s).

21.06                 Landlord shall maintain the heating and air conditioning systems, plumbing and electrical systems throughout the Building (including the Demised Premises) and the outside walls, outside windows, concrete floors, common areas, hallways, bathrooms, lobbies, sidewalks and roof of the Building in good order and repair (hereinafter “Landlord’s Obligation”). Landlord represents that the systems referenced herein are currently in good working order.

ARTICLE 22 - DEFINITIONS

22.01                 The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

22.02                 The term “Business Days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

22.03                 “Interest Rate” shall mean a rate per annum equal to the lesser of (a) 2% above the commercial lending rate announced from time to time by JP Morgan Chase Bank as its prime rate for ninety (90) day unsecured loans, or (b) the maximum applicable legal rate, if any.

22.04                 “Legal Requirements” shall mean laws, statutes and ordinances (including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the Demised Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

ARTICLE 23 - INVALIDITY OF ANY PROVISION

23.01                 If any term, covenant condition or provision of this Lease or the application thereof to any circumstances or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

ARTICLE 24 - BROKERAGE

24.01                 Tenant and Landlord each covenant, represent and warrant that they have had no dealings or communications with any broker, or agent other than Cushman & Wakefield (Landlord’s Broker) in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker (other than the Landlord’s Broker) or agent with respect to this Lease or the negotiation thereof.  Landlord shall be solely responsible for paying all fees and commissions of the Landlord’s Broker.  This Section 24.01 shall survive the expiration of this Lease.

ARTICLE 25 - SUBORDINATION

25.01                 This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the Demised Premises forms a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modification, replacements and extensions thereof.  The provisions of this Section 25.01 shall be self operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver at its Landlord’s cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant’s attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

25.02                 In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgage or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and which the same options, if any, then remaining.  The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions.  Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.  Tenant thereby constitutes and appoints Landlord or its successors in interest to be the Tenant’s attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

25.03                 Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interest of the Landlord under this Lease, be:

(a)                                 Liable for any act, omission or default of any prior landlord (including, without limitation, the then defaulting landlord); or

(b)                                 Subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including, without limitation, the then defaulting landlord) other than nay abatement provided for under the express terms of this Lease to the extent such abatement is applicable to periods after the date of such succession as Landlord; or

(c)                                  Bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance; or

(d)                                 Bound by any modification, amendment or abridgement of the Lease, or any cancelation or surrender or termination of the same, made without its prior written approval; or

(e)                                  Bound by any obligation to make any payment to or on behalf of Tenant or to perform any improvements to the Demised Premises; or

(f)                                   Bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

25.04                 If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable non-monetary modifications of this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications.

25.05                 Tenant has notice that the Lease and the rents and all other sums due thereunder have been or may be assigned to any mortgagee as security for a mortgage loan.  In the event any such mortgagee notifies Tenant of the occurrence of an event of default under its mortgage and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to the mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to such mortgagee or as otherwise authorized in writing by such mortgagee.  Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to such mortgagee upon such notice and demand.

ARTICLE 26 - CERTIFICATE OF TENANT

26.01                 Tenant agrees, at any time and from time to time, as requested by Landlord or any mortgagee, upon not less than ten (10) days’ prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed annual rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge and containing such other information as Landlord may reasonably request to Tenant’s knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

ARTICLE 27 - LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

27.01                 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency statutory or any other statutory remedy.

27.02                 It is further mutually agreed that in the event Landlord commences any summary proceeding, Tenant will not interpose and does hereby waive the right to interpose any counterclaim (unless same would be waived) of whatever nature or description in any such proceeding.

27.03                 Tenant and Landlord each acknowledge that in no event will either party have any liability to the other party for so-called punitive or consequential (as opposed to actual) damages.

ARTICLE 28 - SURRENDER OF PREMISES

28.01                 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided.  Tenant shall remove all trade fixtures from the Demised Premises at the end of the Lease term or earlier termination of this Lease, or said fixtures shall, at Landlord’s option, be deemed abandoned, and Tenant shall repair any damage to any part of the Demised Premises caused by the removal of fixtures.  Notwithstanding any contrary provision in this Lease, all non-trade fixtures shall become the property of the Landlord at time of installation and shall not be removed by Tenant unless Landlord so directs in writing.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.  Any property left at the Demised Premises after the Tenant quits and surrenders possession of the Demised Premises shall be deemed to be abandoned by the Tenant and the Landlord may dispose of same as it deems fit.

ARTICLE 29 - RULES AND REGULATIONS

29.01                 Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule B attached hereto and made part hereof entitled “Rules and Regulations” and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control.  Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

29.02                 Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building.

ARTICLE 30 - NOTICES

30.01                 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing.  Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease.  After Tenant shall occupy the Demised Premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

30.02                 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 30.01 hereof.  Landlord hereby demands that an additional copy of all notices or demands from Tenant to Landlord be sent to Landlord c/o its attorneys Azoulay Weiss, LLP, 864 Willis Avenue, Suite 6, Albertson, NY 11507, Attn: Edward J. Weiss.

ARTICLE 31 - NO WAIVER

31.01                 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.  In the event of Tenant at any time desiring to have Landlord sublet the Demised Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease.  The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

31.02                 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 32 - INABILITY TO PERFORM

32.01                 If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord’s reasonable control (each a “Force Majeure Event”), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall have no liability in connection therewith and this Lease and Tenant’s obligation to pay rent hereunder shall in no way be affected, impaired or excused provided that the Force Majeure Event does not prevent Tenant from utilizing the Demised Premises as intended in this Lease. In the event that a Force Majeure Event results in Tenant’s ability to utilize all or a portion of the Demised Premises, as intended by this Lease, the Rent shall be prorated in proportion to the amount of the Demises Premises that is unavailable until such time as the Force Majeure Event is cured.

ARTICLE 33 - CONSENTS AND APPROVALS

33.01                 Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

ARTICLE 34 - ARBITRATION

34.01                 In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease.  The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties.  In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.  Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

ARTICLE 35 - INDEMNITY

35.01                 Except for Landlords negligence, willful acts or willful omissions, Tenant shall indemnify, hold harmless, and defend the Landlord, its agents, employees, and any mortgagee of Landlord’s interest in the Land and/or the Building and any lessor under any superior lease from and against any loss, cost, damage or liability, including, without limitation, court costs and reasonable legal fees and expenses, suffered or incurred by Landlord as a consequence of any injury or damage to person or property by virtue of Tenant’s use, occupancy, management, operation, possession, and/or control of the Demised Premises, or any portion thereof or appurtenant thereto.  Except for Landlords negligence, willful acts or willful omissions Landlord shall not, be liable to Tenant for any water damage in or to the Demised Premises, including, but not limited to damage from broken pipes, leaking roofs, floods, sewage backup and/or any other water damage.  In the event of any such water damage, Tenant shall solely bear the cost of such loss or shall look solely to its own insurance carrier for compensation.  Tenant agrees that the liability of the Landlord under this Lease for all matters pertaining to or arising out of the tenancy and/or the use and occupancy of the Demised Premises by Tenant shall be strictly limited to the Landlord’s estate and interest in the Building in which the Demised Premises is located, and in no event shall Tenant make any claim against or seek to impose any personal liability upon the Landlord, its successors and/or assigns, or upon any member or manager, or any general or limited partner, or any officer, director, shareholder, trustee or trust beneficiary of Landlord, as the case may be.

35.02                 Except for Tenant’s negligence, willful acts or willful omissions, Landlord agrees to defend, indemnify and save Tenant harmless from any and all claims arising from loss of life, personal injury, bodily injury or damage to property arising upon or at the Building resulting from Landlord’s negligence.

ARTICLE 36 - SECURITY

36.01                 Tenant has deposited with Landlord the sum of $56,630.37 (in the form of a cashiers check) as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Fixed Annual Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Annual Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord.  In the event of a sale of the Land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained.

36.02                 Notwithstanding anything to the contrary contained above, on or before 60 days from the Commencement date, in lieu of the cash security deposit provided for in this Article 36 hereof, Tenant shall deliver to Landlord and, shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord, in the amount of the security required pursuant to this Article 36 and Lease issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business and a duly licensed branch or agency in the State of New York, that is also nationally recognized whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”).  Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewable from year to year unless terminated by the issuer thereof by notice to Landlord given not less than ninety (90) days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this Lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extension or replacement thereof, as the case may be, is hereby referred to as a “Security Letter”) no later than sixty (60) days prior to the expiration date of the preceding Security Letter.  If Landlord is notified that the Security Letter shall be terminated Landlord shall have the right to draw down the full amount of the existing Security Letter and retain the same as security hereunder until such time that the Tenant provides Landlord with a replacement Security Letter that complies with the terms of this Agreement.  The term of each such Security Letter shall not be less than one year and shall be automatically renewable from year to year as aforesaid.  If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 36.02 Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.  To ensure that Landlord may utilize the security represented by the Security Letter in the matter, for the purpose, and to the extent provided in this Article 36 each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.  Landlord may utilize the Security Letter and the proceeds thereof in the same manner as provided herein for a cash security deposit pursuant to Section 36.01 hereof.  The final expiration date of the letter of credit shall be at least ninety (90) days following the stated Expiration Date of this Lease.

36.03                 Tenant shall cooperate and take any and all actions as are reasonably necessary to ensure that the Landlord is always fully secured with a letter of credit meeting the requirements of this Article 36, including but not limited to any action reasonably necessary to effect the replacement of a lost, stolen, mutilated, or destroyed letter of credit, so as to assure the Landlord that it is at all times fully secured by a valid letter of credit that may be drawn upon by the Landlord, its grantees, successors, representatives, and assigns.

36.04                 If Landlord draws on the letter of credit, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord an additional letter of credit meeting the requirements of this Article 36 or amend the existing letter of credit so that, at all times, the amount of the letter of credit held by Landlord, together with any cash held by Landlord not yet applied to any default equals the original amount of the letter of credit.

36.05                 If Tenant seeks to enjoin payment of the letter of credit and Landlord incurs any fees (i.e., attorneys’ fees) defending such enjoinment Landlord shall recover all costs and expenses incurred from the Tenant.

36.06                 Landlord may require a new Letter of Credit from a more financially secure insurer (i) upon failure of the issuing bank, (ii) upon any renewal of the Letter of Credit, (iii) if the bank rating of the institution is no longer acceptable to Landlord.  Should Landlord require a new Letter of Credit pursuant to this Article 36 Tenant shall be required to provide said new Letter of Credit within fifteen (15) days notice of Landlord’s notice to Tenant to obtain a new Letter of Credit.  Tenant shall be deemed to be in default upon Tenant’s failure to provide a new Letter of Credit with the requisite time frame.

36.07                 If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, and delivers possession of the Premises to Landlord at the Expiration Date in the condition required by this Lease, the letter of credit and any cash proceeds held by Landlord not applied pursuant to this Article 36, shall be returned to Tenant within thirty (30) days after the Expiration Date.

ARTICLE 37 - CAPTIONS

37.01                 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 38- Office Furniture

38.01                 Landlord acknowledges that Tenant has agreed to the terms of this Lease based upon the following assumptions:

(i) Landlord will terminate the existing lease it has with Talisman, DeLorenz, & Pinnisi, P.C. (the “Law Firm”) for the Demised Premises prior to the commencement of this Lease;

(ii) Law Firm will surrender the Demised Premises to Landlord prior to commencement of this Lease.

(iii) Law Firm will transfer to Tenant, title to all furniture and equipment specified on Schedule C hereto that is located in the Demised Premises (collectively the “Office Furnishings”).

(iv) Landlord will not remove the Office Furnishings from the Demised Premises when the Law Firm surrenders the Demised Premises.

ARTICLE 39 - ICAP (Industrial and Commercial abatement Program)

39.01                 For purposes of this Article 38, the term “Project” shall mean, collectively, (i) the performance by Landlord of certain improvements in and to the common areas and facilities of the Building, as determined by Landlord in it sole discretion, and (ii) the performance by Tenant of any alterations, additions, installations or improvements, including Tenant’s Work.  All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder including without limitation the rules and regulations of the New York City Department of Finance (“DOF”), the New York City Department of Business Services (“DBS”) and the New York City Department of Business Services, Division of Labor Services (“DOBS/DLS”) (herein collectively called the “Industrial and Commercial Incentive Program” or the “ICIP Program”).

39.02                 Tenant acknowledges that Landlord has advised Tenant that Landlord may (but shall not be obligated to) apply for the benefits and entitlements provided by the ICAP Program.  Tenant will cooperate in all reasonable respects with Landlord in applying for, and in obtaining from the appropriate governmental authorities, certificates of eligibility determining that Landlord is eligible for a partial exemption from real estate tax payments pursuant to the ICAP Program. Tenant shall comply (and, with respect to any contractors and subcontractors performing work on the Project, shall include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, shall use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICAP Program so that the Building will receive the benefits and entitlements provided by the ICAP Program (the “ICAP Benefits”), which compliance shall include without limitation, the filing and obtaining of all required applications, permits, licenses and certificates and, if required by the DOBS/DLS, the hiring of apprentice laborers.  Landlord makes no representation or warranty to Tenant that the ICAP Benefits shall be received in whole or in part.

39.03                 Tenant shall, prior to the performance of any alterations, additions or improvements in or to the Demised Premises or the Building, or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such alterations, additions, improvements or installations and the estimated cost thereof in order to enable Landlord to include such alterations, installations, additions and improvements in the Building’s applications for ICAP Benefits.

39.04                 (i)                                     In order to ensure that no actions taken by any construction managers, contractors or subcontractors engaged by Tenant in connection with the Project (“Tenant’s Contractors”) will cause the Building to fail to qualify for or to lose the ICAP Benefits, Tenant shall use only such Tenant’s Contractors that qualify under and otherwise satisfy the requirements of the ICAP Program for performance of work comprising part of the Project.

(ii)                                  All of Tenant’s Contractors employed in connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICAP Program.  Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with any failure by Tenant or Tenant’s Contractors to comply with the provisions of the ICAP Program.  If Landlord is notified of any violation of the ICAP Program by Tenant’s Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and Tenant will take all appropriate diligent steps to cause Tenant’s Contractors to cure such violations.

39.05                 At Landlord’s request, to the extent required to enable Landlord to file annual certificates of continuing use as required by the ICAP Program and/or to continue to receive the ICAP Benefits, Tenant shall (i) report to Landlord the use of the demised premises, the number of workers permanently engaged in employment in the demised premises, the nature of each worker’s employment, the number of such workers who reside in New York City and the New York City residency of each worker, (ii) provide access to the demised premises by employees and agents of any governmental agency enforcing the ICAP Program (including, without limitation, DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant’s Contractors to comply with the DOBS/DLS requirements.

39.06                 Without limiting Tenant’s rights under this Article 38, Tenant shall not be required to pay any real estate taxes or charges which may become due because of the willful neglect or fraud by Landlord in connection with the ICAP Program, or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative Code of the City of New York, unless the imposition of such real estate taxes or charges, or liability, resulted from any actions of Tenant in violation of this Lease or Tenant’s failure to comply with the ICAP Regulations.

39.07                 Tenant represents to Landlord that, within seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (i) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (ii) any act made a crime or violations by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for violation of such laws presently pending against Tenant.  Upon request of Landlord, from time to time, Tenant agrees to update said representation when required because of the ICAP Program.  Tenant further agrees to cooperate with Landlord in compliance with the ICAP Program to aid Landlord in obtaining and maintaining the ICAP Benefits and, if requested by Landlord, to post a notice in a conspicuous place in the demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by DOF, stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to DOF to be considered in determining Landlord’s eligibility for tax exemption benefits.

39.08                 Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building’s failure to qualify for or the loss of the ICAP Benefits as a result of Tenant’s failure to comply with its obligations set forth in this Article 37 or any requirement of the ICAP Program, or as a result of Tenant’s Contractors failure to comply with any requirement of the ICAP Program.

39.09                 Tenant shall pay to Landlord on demand as additional rent hereunder, Tenant’s Tax Proportionate Share of any and all costs incurred by Landlord in connection with the ICAP Program.

ARTICLE 40 - NO REPRESENTATIONS BY LANDLORD

40.01                 Landlord or Landlord’s agents have made no representations or promises with respect to the Building or the Demised Premises except as herein expressly set forth.

ARTICLE 41 - NAME OF BUILDING

41.01                 Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building.  The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a Tenant of the Building.

ARTICLE 42 - MEMORANDUM OF LEASE

42.01                 Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.  In no event shall Tenant record this Lease.

ARTICLE 43 - MISCELLANEOUS

43.01                 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

43.02                 Tenant shall have the right to install at its own cost, subject to Landlord’s reasonable approval, building standard signage at the entrance door of the Demised Premises.

43.03                 In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

43.04                 This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

43.05                 Tenant does hereby agree that it will not publicize or announce the fact that it has entered into this Agreement or that Landlord and Tenant are negotiating regarding the leasing of the Demised Premises, or that a lease has been entered into between Landlord and Tenant for space in the Building, or of any of the terms and conditions of such a lease without first obtaining Landlord’s prior written approval of the release of such publicity.  Tenant agrees that there shall be no public statement or other publicity by Tenant with respect to any confidential matters concerning the transaction, including, without limitation, the amount of the rent under the Lease, the amount of brokerage commission and such matters will not be disclosed by Tenant to any person, (other than to Tenant’s attorneys and accountants) without Landlord’s prior written approval which may be granted or withheld in Landlord’s sole and absolute discretion.  In consideration for Landlord agreeing to enter into this Lease with Tenant, and in recognition of the highly proprietary nature of all of the terms of this transaction, Tenant hereby agrees to hold such information in the strictest confidence.  In the event of any breach of this paragraph, Landlord will be entitled, in addition to any remedies that it may have at law or in equity, to injunctive relief or an order of specific performance

43.06                 In the event Tenant is not current of their rent obligations, upon ten (10) days of Landlords written notice, Tenant shall deliver to Landlord an audited financial statement of Tenant for such fiscal year prepared by a reputable independent certified public accountant.

43.07                 (a)                                 In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as fixed annual rent, an amount equal to the higher of (i) an amount equal to two times one-twelfth of the sum of: (a) the fixed annual rent and additional rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the Demised Premises as shall be established by Landlord giving notice to Tenant of Landlord’s good faith estimate of such market rental value.  Tenant may dispute such market rental value for the Demised Premises as estimated by Landlord by giving notice to Landlord within but in no event after ten days after the giving of Landlord’s notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence).  Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker’s good faith opinion of the market rental value of the Demised Premises.  If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the Demised Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the Real Estate Board of New York, Inc. to Tenant and Landlord (at the request of either Landlord or Tenant).  If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the Demised Premises.  Pending the determination of the market rental value of the Demised Premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as fixed annual rent an amount computed in accordance with clauses (i) or (ii) of this subsection 42.06(a) (as Landlord shall then elect), and upon determination of the market rental value of the Demised Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected.  Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period.  It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed annual rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above in this Section 42.05(a).  In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

(b)                                 Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 42.06(a) hereof shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c)                                  If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof).  All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

(d)                                 Provided Tenant is in good standing under the Lease, Landlord shall make reasonable efforts to cooperate with Tenant, but shall have no obligation to expend any monies, including, without limitation, filing fees and legal fees, in connection with any application for real estate tax abatements under Title 4 of Article 4 of the Real Property Tax Law of the State of New York (“Title 4”).  Pursuant to Title 4:

(i)             Tenant is hereby informed that an application for abatement of real property taxes will be made for the premises.

(ii)          The Rent including amounts payable by Tenant for real property taxes will accurately reflect any abatement of real property taxes.

(iii)       At least $5.00, $10.00 or $35.00 per square foot in the abatement zone must be spent on improvements to the premises and the common areas, the amount being dependent upon the length of the lease, lease type and number of employees.

(iv)      All abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the relevant law.

ARTICLE 44 - CHANGE OF LOCATION

44.01                 Tenant covenants and agrees that Landlord shall at any time during the term of this Lease, but not more than once per year, and upon not less than 60 days advance notice to Tenant, have the absolute and unqualified right, upon notice to Tenant to designate as the Demised Premises any part of any other floor in the Building.  Such notice shall specify and designate the space so substituted for the Demised Premises.  Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Demised Premises shall be and be deemed to be such substituted space (hereinafter called “Substituted Space”), with the same force and effect as if the Substituted Space were originally specified in this Lease as the premises demised hereunder.

44.02                 In the event of the substitution of space as provided in Section 43.01 above:

(a)                                 Landlord shall, at Landlord’s expense, prepare the Substituted Space in at least substantially the same manner as Tenant has prepared the Demised Premises and shall have the right to remove any floor covering, wall covering, cabinet work, and any other decoration to the Substituted Space, as well as telephone lines and any other communication line to the Substituted Space.

(b)                                 As soon as Landlord has completed preparing the Substituted Space as set forth in Section 43.02, Tenant upon twenty (20) days prior written notice shall move to the Substituted Space, and upon failure of Tenant to so move to the Substituted Space, Landlord may, as Tenant’s agent, remove Tenant from the Demised Premises to the Substituted Space.  Failure of Tenant to move to the Substituted Space pursuant to this Article 4032 shall be deemed a substantial breach of this Lease.  All reasonable costs associated with the physical move shall be paid by the landlord.

(c)                                  Following such substitution of space (pursuant to this Article 43), if any, Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement in recordable form setting forth such substitution of space and the change (if any) in the fixed annual rent, and rentable area in the appropriate places in this Lease.

[signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

ROZA 14W, LLC, Landlord

By:	/s/ Steven E. Plotnick
Name: Steven E. Plotnick
Title: Manager

DIPEXIUM PHARMACEUTICALS, INC., Tenant

By:	/s/ David P. Luci
Name: David P. Luci
Title: President and Chief Executive Officer

Tenant’s Federal Tax Identification Number is:                        .

The undersigned a duly authorized member of Talisman, DeLorenz & Pinnisi, P.C. hereby executes this Lease with respect to Article 38 only, and consents and agrees to its terms.

Talisman, DeLorenz, & Pinnisi, P.C.

By:	/s/ Steven J. DeLorenz	Date: January 19, 2016
Name: Steven J. DeLorenz
Title: President